           PERPETUAL MIDWEST FINANCIAL, INC.

            STOCK OPTION AND INCENTIVE PLAN

                STOCK OPTION AGREEMENT


SO No. 1

Options to purchase shares of stock are hereby awarded on January 27, 1994 by Perpetual Midwest Financial, Inc. (the "Corporation"), to <FirstName><LastName> (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the 1993 Stock Option and Incentive Plan and any future amendments or revisions (the "Plan"):

     1. Option Award. The Corporation hereby awards the Grantee <TotalAward> options (the "Options") to purchase Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at $10.00 per share exercise price pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

     2. General Terms and Conditions of Options and Rights. The Committee referred to in Section 3 of the Plan or its successor (the "Committee") shall have full and complete authority and discretion, except as limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Grantees) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and expirations date of grant of such Option or Right, which expiration date shall not exceed ten years from the date of the grant,
          (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and
          (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Grant, require that a Grantee agree not to thereafter exercise one or more Options or Rights previously granted to such Grantee.

          Provided that the Grantee maintains Continuous
          Service (as defined in the Plan), the Shares will
          vest pursuant to the following schedule:
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
                                          Percentage
                                          Of Initial
               Date of Vesting           Award Vested

               September 30, 1994            20%
               September 30, 1995            20%
               September 30, 1996            20%
               September 30, 1997            20%
               September 30, 1998            20%

     3.   Exercise of Options or Rights.

          (a) Except as provided in section 5 below, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Grantee only by such grantee, except as provided in paragraphs (c) and (d) of this
               Section 3, no such Option or Right may be exercised unless at the time such Grantee exercises such Option or Right, such Grantee has maintained Continuous Service since the date of grant of such Option or Right.
          (b) To exercise an Option or Right under the Plan, the Grantee shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Grantee elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Grantee and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.
          (c)  If a Grantee shall cease to maintain
               Continuous Service for any reason (including total or partial disability and normal or early retirement at age 59 or later or termination for any reason other than cause, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Grantee may, but only within the period of three years immediately succeeding cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Grantee was entitled to exercise such Option or Right at the date of cessation. If a Grantee shall cease to maintain Continuous Service by reason of death or disability then, all Options and
               Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (i) in the event of death for the period described in section (d) of this Section 3 and (ii) in the event of disability, termination for any reason other than cause or normal or early retirement, for a period of three years following such date. If the Continuous
               Service of a Grantee is terminated for cause, all rights under any Option or Right of such Grantee shall expire immediately upon the giving to the Grantee of notice of such termination.
          (d) In the event of death of a Grantee while in the Continuous Service of the Corporation or an Affiliate or within the three year period referred to in paragraph (c) of this Section
               3, the person to whom any Option or Right held by the Grantee at the time of his death is transferred by will or by the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Grantee was entitled to exercise such Option or Right as set forth in paragraph (c) of this Section 3, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Grantee, but in no event later than ten years from the date of grant of such Option or Right.
               Following the death of any Grantee,
               irrespective of whether any Related Right shall have theretofore been granted to the Grantee or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     4. Incentive Stock Options. Incentive Stock Options may be granted only to Employees. Any provision of the Plan to the contrary not withstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during such Grantee's lifetime only by such Grantee, (iv) no Incentive Stock Option

          shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee in any calendar year shall not exceed $100,000.

     5. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number, class and exercise price of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards therefore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     6. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Grantee who has received an Option or Right at least 6 months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     7. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation or Perpetual Savings Bank, FSB (the "Bank") with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     8. Assignments and Transfers. No award nor any right or interest of a Grantee under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of death of a Grantee, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     9. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration

          or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     10. Plan and Plan Interpretations as Controlling. The Options or Rights hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representative with regard to any question arising hereunder or under the Plan.

     11. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, advisory director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

     12. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Grantee under
          Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may, in its sole discretion, retain a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation may, in its sole discretion, have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

          The Corporation may, in its sole discretion, have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. The Corporation may, in its sole discretion, have the right to require the Grantee or other such person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

     13. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy thereof. IF A FULLY EXECUTED COPY HEREOF HAS NOT BEEN RECEIVED BY THE CORPORATION, THE CORPORATION MAY REVOKE THIS AWARD, AND CANCEL ALL OBLIGATIONS UNDER THIS AGREEMENT.


     IN WITNESS WHEREOF, the parties hereto have caused this STOCK OPTION AGREEMENT to be executed as of the date first above written.


                         Perpetual Midwest Financial, Inc.

                         By__________________________
                             William C. Fletcher
                              Chairman of the Board


                         ACCEPTED:


                         _____________________________
                            <FirstName><LastName>


                         _____________________________
                               (Street Address)


                         _____________________________
                           (City, State & Zip Code)

                       SO-7